Exhibit 3.1

AMENDED AND RESTATED BY-LAWS
of
GRAHAM HOLDINGS COMPANY
_________________
ARTICLE I
Offices
SECTION 1.01. Registered Office. The registered office of Graham Holdings Company (formerly known as The Washington Post Company and hereinafter called the Company) in the State of Delaware shall be in the City of Wilmington, County of New Castle, and the registered agent in charge thereof shall be The Corporation Trust Company.
SECTION 1.02. Other Offices. The Company may have such other offices in such places, either within or without the State of Delaware, as the Board of Directors (hereinafter called the Board) may from time to time determine or the business of the Company may require.
ARTICLE II
Meetings of Stockholders
SECTION 2.01. Place of Meeting. All meetings of the stockholders of the Company shall be held at such place or places, within or without the State of Delaware, as may from time to time be fixed by the Board or as shall be specified or fixed in the respective notices or waivers of notice thereof.
SECTION 2.02. Annual Meetings. The annual meeting of the stockholders for the election of directors and for the transaction of any other proper business as may come before the meeting shall be held on such date and at such time as shall be designated by the Board. If any annual meeting shall not be held on the date designated therefor or if the directors shall not have been elected thereat or at any adjournment thereof, the Board shall cause a special meeting of the stockholders for the election of directors to be held as soon thereafter as may be convenient.
SECTION 2.03. Special Meetings. A special meeting of the stockholders for any purpose or purposes may be called at any time by the Chair of the Board or the President or by order of the Board, and shall be called by the Secretary upon the written request of stockholders holding of record at least a majority of the outstanding shares of stock of the Company entitled to vote at such meeting, which request shall specify the purpose or purposes of the proposed meeting. No business may be transacted at a special meeting other than the business specified in the notice of such meeting (or any supplement thereto).
SECTION 2.04. Notice of Meetings. Except as otherwise provided by law, notice of each meeting of the stockholders, whether annual or special, shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder of record entitled to vote at such meeting by delivering a written or printed notice thereof to each such stockholder personally, by mailing such notice in a postage prepaid envelope directed to each such stockholder at such stockholder’s address as it appears on the records of the Company or by means of electronic transmission in accordance with applicable law. Every notice of a meeting of stockholders shall state the place, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Except where expressly required by law, no publication of any notice of a meeting of stockholders shall be required. When a meeting is adjourned to another time or place (including due to a technical failure to convene or continue the meeting by remote communication), notice need not be given of the adjourned meeting if the date, time and place thereof (and, to the extent applicable, the means of remote communication for the meeting) are announced at the meeting at which the adjournment is taken, displayed during the time scheduled for the meeting on the electronic network used for the virtual meeting or set forth in the notice of the meeting. At the adjourned meeting, the Company may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board shall fix a new record date for notice of such adjourned meeting and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.
SECTION 2.05. Notice of Director Nominations and Stockholder Business.
(a) Nominations of persons for election to the Board or the proposal of business to be transacted by the stockholders at an annual meeting of the stockholders may only be made (i) pursuant to the Company’s notice of meeting (or any supplement thereto), (ii) by or at the direction of the Board or (iii) by any stockholder of the Company who is a stockholder of record at the time of the giving of the notice required in this Section 2.05 and at the time of the annual meeting of the stockholders, who is entitled to vote at the meeting on such matter and who has complied with the notice procedures set forth in this Section 2.05.
(b) For nominations of persons for election to the Board or business to be properly brought before an annual meeting of the stockholders by a stockholder, such stockholder must, in addition to any other applicable requirements, give timely notice in proper form of such stockholder’s intent to bring such nomination or business before such meeting. To be timely, such stockholder’s notice must be delivered to the Secretary of the Company at the principal executive offices of the Company not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the anniversary date of the immediately preceding annual meeting of the stockholders; provided, however, that in the event that no annual meeting of the stockholders was held in the previous year or the annual meeting of the stockholders is called for a date that is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting of the stockholders and not later than the close of business on the later of (i) the 90th day prior to such annual meeting of the stockholders and (ii) the 10th day following the date on which public announcement of the date of such meeting is first made by the Company. For purposes of these By-laws, “public announcement” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Company with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.
(c) To be in proper form, a stockholder’s notice shall be in writing and shall include:
(i) the name and address of the stockholder as they appear on the Company’s books;
(ii) the class or series and number of shares of capital stock of the Company which are, directly or indirectly, owned beneficially and of record by the stockholder;
(iii) whether and the extent to which any derivative interest in the Company’s equity securities (including without limitation any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Company or with a value derived in whole or in part from the value of any class or series of shares of the Company, whether or not such instrument or right shall be subject to settlement in the underlying class or series of shares of the Company or otherwise, and any cash-settled equity swap, total return swap, synthetic equity position or similar derivative arrangement, as well as any rights to dividends on the shares of any class or series of shares of the Company that are separated or separable from the underlying shares of the Company), or any short interest in any security of the Company (for purposes of these By-laws, a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any increase or decrease in the value of the subject security, including through performance-related fees), is held directly or indirectly by or for the benefit of such stockholder, including without limitation whether and the extent to which any ongoing hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including without limitation any short position or any borrowing or lending of shares) has been made, the effect or intent of which is to mitigate loss to or manage risk or benefit of share price changes for, or to increase or decrease the voting power of, such stockholder with respect to any share of stock of the Company;
(iv) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to present the nomination or other proposal specified in the notice;
(v) a representation as to whether the stockholder, or any affiliate or associate thereof, intends to solicit proxies in support of such nomination or proposal;
(vi) a description of any agreements, arrangements or understandings between the stockholder and any other person or persons (naming such person or persons) with respect to the nomination or other business specified in the notice;
(vii) to the extent known, the names of any other stockholders providing financial support to the nomination or other business specified in the notice;
(viii) any material pending or threatened legal proceeding in which such stockholder is a party or material participant involving the Company or any of its officers, directors or affiliates;
(ix) if such notice pertains to any business that the stockholder proposes to bring before the meeting: (A) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (B) the text of the proposal or business and (C) any material interest of the stockholder or any affiliate thereof in such business;
(x) if such notice pertains to the nomination of directors: a representation that the stockholder giving notice will (A) solicit proxies from holders of the Company’s outstanding capital stock representing at least 67% of the voting power of shares of capital stock entitled to vote on the election of directors, (B) include a statement to that effect in its proxy statement and/or the form of proxy, (C) comply with Rule 14a-19 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and (D) provide the Secretary of the Company not less than 5 business days prior to the meeting or any adjournment or postponement thereof, with reasonable documentary evidence (as determined by the Secretary of the Company in good faith) that such stockholder complied with such representations;
(xi) if such notice pertains to the nomination of directors, as to each person whom the stockholder proposes to nominate for election to the Board: (A) the name, age and business address of such person, (B) the principal occupation or employment of such person, (C) the class or series of stock by which such person is intended to be elected or, if elected, may be removed and (D) all information relating to such person that is required to be disclosed in connection with solicitations of proxies for election of directors in a contested election or is otherwise required pursuant to Regulation 14A under the Exchange Act; and
(xii) if such notice pertains to the nomination of directors, as to each person whom the stockholder proposes to nominate for election to the Board: a fully completed and executed questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf, directly or indirectly, the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a duly executed written representation and agreement (in the form provided by the Secretary upon written request) that such person (A) is not and will not become a party to (x) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Company, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Company or (y) any Voting Commitment that could limit or interfere with such individual’s ability to comply, if elected as a director of the Company, with such individual’s fiduciary duties under applicable law, (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Company with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the Company, (C) would be in compliance, if elected as a director of the Company, and will comply, with all applicable corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Company publicly disclosed from time to time or which were otherwise provided by the Secretary with the written representation and agreement required by this Section 2.05(c)(xii) and (D) consents (x) to being named as a nominee in the Company’s proxy statement and other proxy materials for the applicable meeting and (y) agrees to serve a full term on the Board if elected as a director.
(d) The stockholder providing notice required by this Section 2.05 shall update and supplement the notice as necessary so that the information provided or required to be provided shall be true and correct (i) as of the record date for stockholders entitled to vote at the meeting of stockholders and (ii) as of the day that is 10 business days prior to such meeting (or any adjournment or postponement thereof). Such update and supplement shall be in writing and must be delivered to the Secretary of the Company (A) in the case of the foregoing clause (i), not later than 5 business days after the record date for stockholders entitled to vote at the meeting, and (B) in the case of the foregoing clause (ii), not later than 5 business days prior to the date of the meeting or any adjournment or postponement thereof (or if not practicable to provide such information not later than 5 business days before the rescheduled date of the meeting following any adjournment or postponement, on the first practicable date before the date of such rescheduled meeting). The obligation to update and supplement shall not limit the Company’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines hereunder or enable or be deemed to permit a stockholder who has previously submitted notice hereunder or under any other provision of these By-laws to amend or update any proposal or nomination or to submit any new proposal or nomination, including by changing or adding nominees, matters, business and or resolutions proposed to be brought before a meeting of the stockholders.
(e) The Board may request any nominating stockholder and/or proposed director nominee to furnish any additional information as may be reasonably required or appropriate for the Board’s review and consideration, and such nominating stockholder and/or proposed nominee shall provide such additional information within 5 business days after it has been requested by the Board.
(f) Notwithstanding anything to the contrary, in the event that the number of directors to be elected to the Board at an annual meeting of the stockholders is increased and there is no public announcement naming all of the nominees for directors or specifying the size of the increased Board made by the Company earlier than the close of business on the 90th day prior to the anniversary of the date of the immediately preceding annual meeting of the stockholders, a stockholder’s notice required by this Section 2.05 shall also be considered timely, but only with respect to nominees for any new positions created by such increase that such stockholder is entitled to vote on at such annual meeting, if it shall be delivered to the Secretary of the Company at the principal executive offices of the Company not later than the close of business on the 10th day following the day on which such public announcement is first made by the Company.
(g) Nominations for persons for election to the Board may be made at a special meeting of the stockholders at which directors are to be elected pursuant to the Company’s notice of meeting given in accordance with Section 2.04 (i) by or at the direction of the Board or (ii) by any stockholder of the Company who is a stockholder of record at the time of giving of notice of meeting pursuant and at the time of the meeting, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures and other requirements set forth in this Section 2.05 regarding nominations at annual meetings of the stockholders. For such purpose, all references in this Section 2.05 to annual meetings of the stockholders shall be deemed to refer to special meetings of the stockholders; provided, however, that to be timely a notice of a nomination with respect to a special meeting of the stockholders must be submitted not later than the 10th day following the day on which public announcement is first made of the date of the special meeting of the stockholders.
(h) The number of nominees a stockholder may nominate for election at a stockholder meeting shall not exceed the number of directors to be elected at such stockholder meeting.
(i) Except as otherwise required by law, only such persons who are nominated in accordance with the procedures set forth in this Section 2.05 shall be eligible to be elected at any meeting of stockholders of the Company to serve as directors and only such other business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.05. The chair of the meeting shall have the power to determine whether a nomination or any business proposed to be brought before the meeting has been made in accordance with the procedures set forth in these By-laws and, if any proposed nomination or business is not in compliance with these By-laws, to declare that such defectively proposed business or nomination shall not be presented for stockholder action at the meeting and shall be disregarded. If the stockholder, or a qualified representative thereof, does not appear at the meeting of stockholders to present the nomination or proposed business, or is no longer a stockholder of record on the date of such meeting, such nomination shall be disregarded or such business shall not be transacted, as applicable, notwithstanding that proxies in respect of such vote may have been received by the Company. In the event the Company receives proxies that direct votes in favor of disqualified or withdrawn nominees for the Board or other disregarded business, such votes will be treated as abstentions. For purposes of these By-laws, to be a qualified representative of a stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of such writing or electronic transmission, at the meeting of stockholders.
(j) To the extent any stockholder uses its own proxy card in connection with directly or indirectly soliciting proxies from other stockholders, such stockholder must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board.
(k) Notwithstanding the provisions of these By-laws, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.05; provided, however, that any references in these By-laws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the separate and additional requirements set forth in these By-laws with respect to nominations or proposals as to any other business to be considered.
SECTION 2.06. Quorum. Except as otherwise provided by law or the Certificate of Incorporation, at each meeting of the stockholders the holders of record of a majority of the issued and outstanding stock of the Company entitled to vote at such meeting, present either in person or by proxy, shall constitute a quorum for the transaction of business; provided, however, that in any case where the holders of any class of stock or any series thereof are entitled to vote as a class, a quorum of each class of stock or such series thereof shall be separately determined. In the absence of a quorum, a majority in interest of the stockholders of the Company present in person or by proxy and entitled to vote at such meeting, or, in the absence of any stockholders entitled to vote, any officer present at such meeting, shall have the power to adjourn the meeting from time to time, until stockholders holding the requisite amount of stock to constitute a quorum shall be present or represented. At any such adjourned meeting at which a quorum shall be present any business may be transacted which might have been transacted at the meeting as originally called. The absence from any meeting in person or by proxy of stockholders holding the number of shares of stock of the Company required by law, by the Certificate of Incorporation or by these By-laws for action upon any given matter shall not prevent action at such meeting upon any other matter or matters which may properly come before the meeting if there shall be present thereat in person or by proxy stockholders holding the number of shares of stock of the Company required in respect of such other matter or matters.
SECTION 2.07. Voting.
(a) Except as otherwise provided by law, the Certificate of Incorporation or these By-laws, each stockholder shall be entitled to one vote in person or by proxy on each matter for each share of stock of the Company which shall be entitled to vote on such matter and which shall be held by such stockholder and registered in such stockholder’s name on the books of the Company on the date fixed pursuant to Section 7.04 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting of stockholders, or to express consent to corporate action in writing without a meeting, as the case may be.
(b) Shares of its own capital stock belonging to the Company, or to another corporation if a majority of the shares entitled to vote in the election of directors of such other corporation is held by the Company, shall neither be entitled to vote nor counted for quorum purposes.
(c) Persons holding stock of the Company in a fiduciary capacity shall be entitled to exercise the voting rights of such stock so held. Persons whose stock is pledged shall be entitled to exercise the voting rights of such stock, unless in the transfer by the pledgor on the books of the Company the pledgor shall have expressly empowered the pledgee to vote thereon, in which case only the pledgee, or the pledgee’s proxy, may represent such stock and vote thereon.
(d) Stock having voting power standing of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety or otherwise, or with respect to which two or more persons have the same fiduciary relationship, shall be voted in accordance with the provisions of the General Corporation Law of the State of Delaware (the “DGCL”).
(e) Any vote upon any matter at a meeting of the stockholders by the stockholder entitled to vote thereon, and any expression of consent or dissent to corporate action without a meeting by the stockholder entitled to express such consent or dissent, may be given in person or by such stockholder’s proxy appointed by an instrument in writing subscribed by such stockholder or by such stockholder’s attorney thereunto authorized, or appointed in any other manner permitted under the DGCL, as long as such instrument, or a copy, facsimile telecommunication or other reliable reproduction of the writing or transmission effecting such appointment, has been delivered to the Secretary or, in the case of a vote at a meeting, to the secretary of the meeting; provided, however, that no proxy shall be voted or acted upon after three years from its date, unless said proxy shall provide for a longer period. The attendance at any meeting of a stockholder who may theretofore have given a proxy shall not have the effect of revoking the same unless such stockholder shall in writing so notify the secretary of the meeting prior to the voting of the proxy. At all meetings of the stockholders all matters, except as otherwise provided in the Certificate of Incorporation, in these By-laws or by law, shall be decided by the vote of a majority in voting interest of the stockholders present in person or by proxy and entitled to vote thereat and thereon, a quorum being present. Except in the case of votes for the election of directors, the vote at any meeting of the stockholders on any question need not be by ballot, unless so directed by the chair of the meeting. On a vote by ballot each ballot shall be signed by the stockholder voting, or by such stockholder’s proxy, and shall state the number and class of shares voted.
SECTION 2.08. List of Stockholders. It shall be the duty of the Secretary or other officer of the Company who shall have charge of its stock ledger, either directly or through another officer of the Company designated by the Secretary or other officer of the Company who shall have charge of its stock ledger, or through a transfer agent or clerk appointed by the Board, to prepare and make, at least 10 days before every meeting of the stockholders, a complete list of the stockholders of each class entitled to vote thereat, arranged in alphabetical order and showing the address of each stockholder and the number and class of shares registered in the name of each stockholder; provided, however, that if the record date for determining the stockholders entitled to vote is less than 10 days before the meeting, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of 10 days ending on the day before the meeting date: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting or (ii) during ordinary business hours, at the principal place of business of the Company. In the event that the Company determines to make the list available on an electronic network, the Company may take reasonable steps to ensure that such information is available only to stockholders of the Company. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, such list or the books of the Company, or to vote in person or by proxy at any meeting of stockholders.
SECTION 2.09. Inspectors of Votes. Before or at each meeting of the stockholders the chair of such meeting shall appoint two Inspectors of Votes to act thereat. Each Inspector of Votes so appointed shall first subscribe an oath or affirmation faithfully to execute the duties of an Inspector of Votes at such meeting with strict impartiality and according to the best of each Inspector of Votes’ ability. Such Inspectors of Votes shall take charge of the ballots at such meeting and after the balloting thereat on any question shall count the ballots cast thereon and shall make a report in writing to the secretary of such meeting of the results thereof. An Inspector of Votes need not be a stockholder of the Company, and any director or officer of the Company may be an Inspector of Votes on any question other than a vote for or against such director’s or officer’s election to any position with the Company or on any other question in which such director or officer may be directly interested.
SECTION 2.10. Consent of Stockholders in Lieu of Meeting. Anything in these By-laws to the contrary notwithstanding, any action required by the DGCL to be, or which may be, taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed in person or by proxy by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented thereto in writing.
SECTION 2.11. Organization. At each meeting of the stockholders, the Chair of the Board or, in the Chair of the Board’s absence or at the Chair of the Board’s direction, any person appointed by the Board, shall act as chair of the meeting. The Secretary of the Company shall act as secretary of the meeting, but in the absence of the Secretary of the Company, the chair of the meeting may appoint any person to act as secretary of the meeting.

ARTICLE III
Board of Directors
SECTION 3.01. General Powers. The property, affairs and business of the Company shall be managed by the Board.
SECTION 3.02. Number and Term of Office. Subject to the requirements of law and the Certificate of Incorporation, the number of directors shall be such number, not less than three, as shall be fixed from time to time by resolution of the Board; provided, however, that so long as any Class A Common Stock shall remain outstanding the minimum number of directors fixed by any such resolution shall be sufficient to enable the holders of such stock to elect a majority of the directors. If any person shall be nominated to serve as a director at a time when there shall be outstanding more than one class or series of stock entitled to vote on the election of directors, at the time of such nomination there shall be specified the class or series of stock by which such person is intended to be elected or, if elected, may be removed. Directors need not be stockholders. Each director shall hold office until the annual meeting of the stockholders next following such director’s election and until such director’s earlier death, resignation or removal in the manner hereinafter provided.
SECTION 3.03. Quorum and Manner of Acting. Except as otherwise provided by law, the Certificate of Incorporation or these By-laws, one-third of the members of the Board shall be present in person at any meeting of the Board (participation in a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other to constitute presence in person at such meeting) in order to constitute a quorum for the transaction of business at such meeting, and the vote of a majority of the directors present at any such meeting at which a quorum is present shall be the act of the Board; provided, however, that none of the officers of the Company shall as a member of the Board have any vote in the determination of the amount that shall be paid to such officer as a fixed salary. In the absence of a quorum from any such meeting, a majority of the directors present thereat may adjourn such meeting from time to time until a quorum shall be present thereat. Notice of any adjourned meeting need not be given. The directors shall act only as a board and the individual directors shall have no power as such.
SECTION 3.04. Place of Meetings. The Board may hold its meeting at such place or places, within or without the State of Delaware, as the Board may from time to time determine or as shall be designated in the respective notices of meetings or waivers thereof.
SECTION 3.05. First Meeting. After each annual election of directors and on the same day and at the same place, the Board may meet for the purpose of organization, the election of officers and the transaction of other business. Notice of such meeting need not be given. Such meeting may be held at any other time or place which shall be specified in a notice given as hereinafter provided for special meetings of the Board or in a consent and waiver of notice thereof signed by all the directors.
SECTION 3.06. Regular Meetings. Regular meetings of the Board shall be held at such places, within or without the State of Delaware, and at such times as the Board shall by resolution determine. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting which would otherwise be held on that day shall be held at said place at the same hour on the next succeeding business day not a legal holiday. Notice of regular meetings need not be given.
SECTION 3.07. Special Meetings; Notice. Special meetings of the Board shall be held whenever called by the Chair of the Board or by the President, or by the Secretary on the written request of a majority of the directors at the time in office. Notice of each such meeting shall be mailed to each director, addressed to each director at each director’s residence or usual place of business, at least two days before the day on which the meeting is to be held, or shall be sent to each director at such place by telegram, cablegram or other electronic transmission, or be delivered personally or by telephone, not later than the day before the day on which the meeting is to be held. Each such notice shall state the time and place of the meeting but need not state the purpose thereof.
SECTION 3.08. Action by Consent. Any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all the members of the Board or of such committee, as the case may be, consent thereto in writing or by electronic transmission, and such writing or writings or electronic transmission or transmissions are filed with the minutes of the proceedings of the Board or such committee. Such filing shall be in paper form if the minutes of the proceedings of the Board or such committee are maintained in paper form and shall be in electronic form if such minutes are maintained in electronic form.
SECTION 3.09. Resignation. Any director of the Company may resign at any time by giving written notice to the Chair of the Board, the President or the Secretary. The resignation of any director shall take effect at the time specified therein, or if the time when it shall become effective shall not be specified therein then it shall take effect immediately upon its receipt by the Chair of the Board, the President or the Secretary; and unless otherwise specified therein the acceptance of such resignation shall not be necessary to make it effective.
SECTION 3.10. Removal of Directors. Any director of the Company may be removed, either with or without cause, at any time, by the affirmative vote of a majority in interest of the stockholders of record of the Company who would be entitled to vote on the election of such director, given at any special meeting of such stockholders or in accordance with Section 2.10; and the vacancy in the Board caused by any such removal may be filled by such stockholders at such special meeting or in accordance with Section 2.10 or, if not so filled, as otherwise provided in Section 3.11.
SECTION 3.11. Vacancies. Any vacancy in the Board caused by the death, resignation, disqualification or removal of a director, or by an increase in the number of directors, or any other cause, may, subject to Section 3.10, be filled either by a majority vote of the remaining directors, though less than a quorum, or by a sole remaining director, or by the stockholders of the Company entitled to vote thereon at the next annual meeting or at any special meeting called for the purpose, or in accordance with Section 2.10.
SECTION 3.12. Compensation. Unless otherwise expressly provided by resolution adopted by the Board, neither any director nor any member of any committee contemplated by these By-laws or otherwise provided for by resolution of the Board shall, as such, receive any stated compensation for such director’s or member’s services; but the Board may at any time or from time to time by resolution provide that a specified sum shall be paid to any director or to any member of any such committee who shall not otherwise be in the employ of the Company or any of its subsidiaries, either as annual compensation as such director or member or as compensation for attendance at meetings of the Board or of such committee. The Board may also likewise provide that the Company shall reimburse each director or member of such committee for any expenses paid by such director or member on account of attendance at any such meeting. Nothing in this Section 3.12 contained shall be construed to preclude any director from serving the Company in any other capacity and receiving compensation therefor.
ARTICLE IV
Committees
SECTION 4.01. Executive Committee; Appointment; Powers; Resignation and Removal of Members. The Board may by resolution designate not less than two nor more than five directors, who shall include the Chair of the Board and the chief executive officer of the Company, to constitute an Executive Committee that shall have and may exercise all the powers of the Board delegable by law in the management of the business and affairs of the Company to the extent provided in said resolution or in any other resolution adopted by the Board, and shall have the power to authorize the seal of the Company to be affixed to all papers which may require it. Such resolution may also specify that the member or members of the Executive Committee present and not disqualified from voting at a meeting of the Executive Committee, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at such meeting in place of any absent or disqualified member. The Board shall designate in said resolution the Chair of the Board or the immediate past Chair of the Board to be the Chair of the Executive Committee. Any member of the Executive Committee may at any time resign by giving notice to the Chair of the Executive Committee, the Chair of the Board, the President or the Secretary. The resignation of any member of the Executive Committee shall take effect at the time specified therein, or if the time when it shall become effective shall not be specified therein then it shall take effect immediately upon its receipt by the Chair of the Executive Committee, the Chair of the Board, the President or the Secretary; and unless otherwise specified therein the acceptance of such resignation shall not be necessary to make it effective. A majority of all the members of the Executive Committee may fix its rules of procedure, determine its actions and fix the time and place, whether within or without the State of Delaware, of its meetings and specify what notice thereof, if any, shall be given, unless the Board shall otherwise by resolution provide. The Board shall have power to change the members of the Executive Committee, other than the Chair of the Board and the chief executive officer of the Company, at any time, either with or without cause, to fill vacancies in such membership and to discharge the Executive Committee, either with or without cause, at any time.
SECTION 4.02. Other Committees. The Board may by resolution constitute other committees which shall in each case consist of directors and, at the discretion of the Board, officers who are not directors, and which shall have and may exercise such powers as the Board may determine and specify in the respective resolutions appointing them; provided, however, that (a) unless all the members of any committee shall be directors, such committee shall not have authority to exercise any of the powers of the Board in the management of the business and affairs of the Company and (b) if any committee shall have the power to determine the amounts of the respective fixed salaries of the officers of the Company, or any of them, such committee shall consist of not less than three members and none of its members shall have any vote in the determination of the amount that shall be paid to such person as a fixed salary. A majority of all the members of any such committee may fix its rules of procedure, determine its action and fix the time and place, whether within or without the State of Delaware, of its meetings and specify what notice thereof, if any, shall be given, unless the Board shall otherwise by resolution provide. The Board shall have power to change the members of any such committee at any time, to fill vacancies therein and to discharge any such committee, either with or without cause, at any time. Each committee shall keep regular minutes and report to the Board when required.
ARTICLE V
Officers
SECTION 5.01. Number. The officers of the Company shall be appointed by the Board and may include a Chair of the Board (who shall be chosen from among the directors), a President, one or more Vice Presidents (one or more of whom may be designated Executive Vice Presidents or Senior Vice Presidents), a Secretary, a Treasurer and such other officers as may be so appointed. The Board shall designate one of the officers of the Company as the chief executive officer of the Company.
SECTION 5.02. Election and Term of Office. The officers shall be elected annually by the Board and each shall hold office until the next annual election of officers and until such officer’s successor shall have been duly elected and shall qualify or until such officer’s earlier death, resignation or removal in the manner hereinafter provided. A vacancy in any office because of death, resignation, removal or any other cause may be filled by the Board for the unexpired portion of the term.
SECTION 5.03. Removal. Any officer may be removed, either with or without cause, by the vote of a majority of the Board.

SECTION 5.04. Resignations. Any officer may resign at any time by giving written notice of such officer’s resignation to the Chair of the Board, the President or the Secretary. Any such resignation shall take effect at the time specified therein, or if the time when it shall become effective shall not be specified therein then it shall take effect immediately upon its receipt by the Chair of the Board, the President or the Secretary; and unless otherwise specified therein the acceptance of such resignation shall not be necessary to make it effective.
SECTION 5.05. Salaries. The salaries of the officers of the Company shall be fixed from time to time by the Board or by any one or more committees (none of which shall consist of less than three members, all of whom shall be directors) appointed by resolution of the Board with power to fix such salaries. None of such officers shall be prevented from receiving a salary by reason of the fact that such officer is also a member of the Board or any such committee, but no officer who shall also be a member of the Board or of any such committee shall have any vote in the determination of the amount of salary that shall be paid to such officer.
ARTICLE VI
Contracts, Instruments, Bank Accounts, Etc.
SECTION 6.01. Contracts or Other Instruments. Except as otherwise provided by law or by these By-laws, any contract or other instrument relative to the business of the Company may be executed and delivered in the name of the Company and on its behalf by the Chief Executive Officer, President, an Executive Vice President, a Senior Vice President, a Vice President, the Secretary or the Treasurer; and the Board may authorize any other officer or agent of the Company to enter into any contract or execute and deliver any contract or other instrument in the name and on behalf of the Company, and such authority may be general or confined to specific instances as the Board may by resolution determine. Unless authorized so to do by these By-laws or by the Board, no officer, agent or employee shall have any power or authority to bind the Company by any contract or engagement, or to pledge its credit, or to render it liable pecuniarily for any purpose or to any amount.
SECTION 6.02. Deposits. All funds of the Company not otherwise employed shall be deposited from time to time to the credit of the Company or otherwise as the Board or the Chief Executive Officer, President or the Treasurer shall direct in such banks, trust companies or other depositaries as the Board may select or as may be selected by any officer or agent of the Company to whom power in that respect shall have been delegated by the Board. For the purpose of deposit and for the purpose of collection for the account of the Company, checks, drafts and other orders for the payment of money which are payable to the order of the Company may be endorsed, assigned and delivered by any officer or agent of the Company.
SECTION 6.03. General and Special Bank Accounts. The Board may from time to time authorize the opening and keeping of general and special bank accounts with such banks, trust companies or other depositaries as the Board may select, or as may be selected by any officer or agent of the Company to whom power in that respect shall have been delegated by the Board. The Board may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of these By-laws, as it may deem expedient.
SECTION 6.04. Loans. Unless the Board shall otherwise determine, any two of the Chief Executive Officer, President, an Executive Vice President, any Senior Vice President, the Treasurer and the Secretary, acting together, may effect loans and advances at any time for the Company from any bank, trust company or other institution or from any firm or individual, and for such loans and advances may make, execute and deliver promissory notes or other evidences of indebtedness of the Company, but no officer or officers shall mortgage, pledge, hypothecate or otherwise transfer for security any property whatsoever owned or held by the Company except when authorized by resolution adopted by the Board.

SECTION 6.05. Checks, Drafts, etc. All checks, drafts, orders for the payment of money, bills of lading, warehouse receipts, obligations, bills of exchange and insurance certificates shall be signed or endorsed (except endorsements for collection for the account of the Company or for deposit to its credit) by such officer or officers or agent or agents of the Company and in such manner as shall from time to time be determined by resolution of the Board.
SECTION 6.06. Proxies in Respect of Stock or Other Securities of Other Corporations. The Chief Executive Officer, President, an Executive Vice President, any Senior Vice President or the Secretary may from time to time appoint an attorney or attorneys or an agent or agents of the Company to exercise, in the name and on behalf of the Company, the powers and rights which the Company may have as the holder of stock or other securities in any other corporation to vote or consent in respect of such stock or other securities, and the Chief Executive Officer, President, an Executive Vice President, any Senior Vice President or the Secretary may instruct the person or persons so appointed as to the manner of exercising such powers and rights; and the Chair of the Board, the President, an Executive Vice President, any Senior Vice President or the Secretary may execute or cause to be executed, in the name and on behalf of the Company and under its corporate seal or otherwise, all such written proxies or other instruments as such person may deem necessary or proper in order that the Company may exercise such powers and rights.
ARTICLE VII
Capital Stock
SECTION 7.01. Stock Certificates. Shares of the capital stock of the Company may be certificated or uncertificated, as provided under the DGCL, and shall be entered in the books of the Company and registered as they are issued. Any certificate representing shares of stock shall be in such form as the Board shall prescribe, signed in the name of the Company by the Chief Executive Officer, President, an Executive Vice President or a Senior Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, certifying the number and class of shares of stock of the Company owned by such stockholder. If such certificate is countersigned (i) by a transfer agent other than the Company or its employee or (ii) by a registrar other than the Company or its employee, any other signature on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall cease to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Company with the same effect as if such person were such officer, transfer agent or registrar at the date of issue. A record shall be kept of the respective names of the persons, firms or corporations owning the certificated or uncertificated shares of capital stock of the Company, the number, class and series of shares owned, and the respective dates on which the shares were acquired, and in case of cancellation, the respective dates of cancellation. Every certificate surrendered to the Company for exchange or transfer shall be canceled and a new certificate or certificates or uncertificated shares shall not be issued in exchange for any existing certificate until such existing certificate shall have been so canceled, except in cases provided for in Section 7.05.
SECTION 7.02. Transfer of Stock. Except as otherwise provided in the Certificate of Incorporation, transfer of shares of stock of the Company shall be made only on the books of the Company by the registered holder thereof, or by such registered holder’s attorney thereunto authorized by power of attorney duly executed and filed with the Secretary or with a transfer agent appointed pursuant to Section 7.03, and upon surrender of the certificate or certificates for such shares properly endorsed and payment of all taxes thereon, or upon proper instructions from the holder of uncertificated shares, in each case with such proof of the authenticity of signature as the Company or its transfer agent may reasonably require. The person in whose name shares of stock stand on the books of the Company shall be deemed the owner thereof for all purposes as regards the Company. Whenever any transfer of shares shall be made for collateral security and not absolutely, such fact shall be so expressed in the entry of transfer if, when the certificate or certificates, or in the case of uncertificated shares the instructions from the holder thereof, shall be presented to the Company for transfer, both the transferor and the transferee request the

Company to do so. The Secretary or such transfer agent shall inquire prior to the transfer of shares of stock of the Company whether such stock is to be owned of record or voted by or on behalf of an Alien (as defined in Section 7.06), shall maintain a record of shares so owned or to be so voted, and shall not transfer any shares of stock upon the books of the Company except in accordance with Section 7.06.
SECTION 7.03. Regulations. The Board may make such rules and regulations as it may deem expedient, not inconsistent with these By-laws, concerning the issue, transfer and registration of stock of the Company both certificated and uncertificated. The Board may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars, and may require all certificates for stock to bear the signature or signatures of any of them.
SECTION 7.04. Fixing Date for Determination of Stockholders of Record. In order that the Company may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any other change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days before the date of any such meeting, nor more than 60 days prior to any other action, or in the case of determining the stockholders entitled to express consent to corporate action in writing without a meeting, not more than 10 days after the date upon which the resolution fixing the record date is adopted. If in any case involving the determination of stockholders for any purpose other than notice of or voting at a meeting of stockholders or expressing written consent to corporate action without a meeting the Board shall not fix such a record date, the record date for determining stockholders for such purpose shall be the close of business on the day on which the Board shall adopt the resolution relating thereto. A determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.
SECTION 7.05. Lost, Stolen, Destroyed or Mutilated Certificates. If the owner of any stock of the Company shall notify the Company of any loss, theft, destruction or mutilation of the certificate therefor, the Company may issue (i) a new certificate for stock or (ii) uncertificated shares in the place of any certificate theretofore issued by it and alleged to have been lost, stolen or destroyed, or which shall have been mutilated. The Board may, in its discretion, require the owner of the lost, stolen, destroyed or mutilated certificate or such owner’s legal representatives to give the Company a bond in such sum, limited or unlimited, and in such form and with such surety or sureties, as the Board shall in its uncontrolled discretion determine, to indemnify the Company against any claim that may be made against it on account of the alleged loss, theft, destruction or mutilation of any such certificate, or the issuance of such new certificate or uncertificated shares. The Board may, however, in its discretion refuse to issue any such new certificate or uncertificated shares except pursuant to legal proceedings under the laws of the State of Delaware in such case made and provided.
SECTION 7.06. Ownership or Voting by Aliens. (a) As used in these By-laws, the word “Alien” shall be construed to include the following and their representatives: An individual not a citizen of the United States of America; a partnership unless a majority of the partners are citizens of the United States of America and have a majority interest in the partnership profits; a foreign government; a corporation, joint-stock company or association organized under the laws of a foreign country; and any other corporation, joint-stock company or association directly or indirectly controlled by one or more of the foregoing.
(b) Not more than one-fifth of the aggregate number of shares of voting stock of the Company of any class outstanding shall at any time be owned of record or voted by or for the account of Aliens.

(c) The ownership of record of shares of stock by or for the account of Aliens, and the citizenship of transferees thereof, shall be determined in conformity with regulations prescribed by the Board. There shall be maintained separate stock records, a domestic record of shares of stock held by citizens and a foreign record of shares of stock held by Aliens.
(d) Every certificate representing stock issued or transferred to an Alien shall be marked “Foreign Share Certificate,” but under no circumstances shall certificates representing more than one-fifth of the aggregate number of shares of voting stock of any class outstanding at any one time be so marked, nor shall the total amount of voting stock represented by Foreign Share Certificates, plus the amount of voting stock owned by or for the account of Aliens and represented by certificates not so marked, exceed one-fifth of the aggregate number of shares of voting stock of any class outstanding. Every certificate issued not marked “Foreign Share Certificate” shall be marked “Domestic Share Certificate.” Any stock represented by Foreign Share Certificates may be transferred to either Aliens or non-Aliens.
(e) If, and so long as, the stock records of the Company shall disclose that one-fifth of the outstanding shares of voting stock of any class is owned by Aliens, no transfer of shares of such class represented by Domestic Share Certificates shall be made to Aliens, and if it shall be found by the Company that stock represented by a Domestic Share Certificate is, in fact, held by or for the account of an Alien, the holder of such stock shall not be entitled to vote, to receive dividends or to have any other rights, except the right to transfer such stock to a citizen of the United States of America.
(f) The Company shall not be owned or controlled directly or indirectly by any other corporation of which more than one-fourth of the stock is owned of record or voted by Aliens.
(g) All restrictions and requirements set forth in these By-laws with respect to limitations of ownership applicable to Aliens shall apply equally to uncertificated as well as certificated shares.
(h) The Board may, at any time and from time to time, adopt such other provisions as the Board may deem necessary or desirable to comply with the provisions of Section 310(a) of the Federal Communications Act as now in effect or as it may hereafter from time to time be amended, and to carry out the provisions of this Section 7.06 and of Article TENTH of the Certificate of Incorporation.
ARTICLE VIII
Miscellaneous
SECTION 8.01. Seal. The Company shall have a corporate seal, which shall be in the form of a circle and shall bear the name of the Company and words and figures indicating the year and state in which the Company was incorporated and such other words or figures as the Board may approve and adopt.
SECTION 8.02. Fiscal Year. The fiscal year of the Company shall be as determined by the Board.
SECTION 8.03. Waivers of Notice. Whenever notice is required to be given by law, the Certificate of Incorporation or these By-laws, a written waiver thereof, signed by the person entitled to such notice, or a waiver by electronic transmission by the person entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to such notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting except when the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice or any waiver by electronic transmission.
SECTION 8.04. Amendments. These By-laws, or any of them, may be altered, amended or repealed, or new By-laws may be made, by the Board at any meeting thereof or by the stockholders entitled to vote thereon at any annual or special meeting thereof or in accordance with Section 2.10.
SECTION 8.05. Forum for Certain Actions. Unless the Company consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, (i) the Court of Chancery of the State of Delaware (the “Court of Chancery”) (or, if and only if the Court of Chancery lacks subject matter jurisdiction, any state court located within the State of Delaware or, if and only if all such state courts lack subject matter jurisdiction, the federal district court for the District of Delaware) shall be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Company, (b) any action or proceeding asserting a claim of or based on a breach of a fiduciary duty owed by any current or former director, officer, other employee, agent or stockholder of the Company to the Company or the stockholders, (c) any action or proceeding asserting a claim against the Company or any current or former director, officer, other employee, agent or stockholder of the Company arising pursuant to, or seeking to enforce any right, obligation or remedy under, any provision of the DGCL, the Certificate of Incorporation or these By-laws (as each may be amended from time to time), (d) any action or proceeding asserting a claim against the Company or any current or former director, officer, other employee, agent or stockholder of the Company governed by the internal affairs doctrine of the law of the State of Delaware, (e) any action or proceeding to interpret, apply, enforce or determine the validity of the Certificate of Incorporation or these By-laws (as each may be amended from time to time) (including any right, obligation or remedy thereunder), (f) any action or proceeding asserting an “internal corporate claim”, as that term is defined in Section 115 of the DGCL and (g) any action or proceeding as to which the DGCL confers jurisdiction to the Court of Chancery; provided, however, that this clause (i) shall not apply to suits brought to enforce a duty or liability created by the Securities Act of 1933, as amended (the “Securities Act”), the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction; and (ii) the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. Any person or entity holding, owning or otherwise acquiring any interest in any security of the Company shall be deemed to have notice of and consented to the provisions of this Section 8.05.